Exhibit 99.1

RISK FACTORS

As of the date of this Current Report, the Company updates and supplements the risk factors disclosed in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 3, 2023, as supplemented and updated by the risk factors disclosed in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 30, 2023, June 30, 2023, and September 30, 2023 filed with the SEC on May 15, 2023, August 9, 2023, and November 9, 2023, respectively, with the following risk factor. Any of the risk factors disclosed in the Company’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q, proxy statements on Schedule 14A or herein could result in a significant or material adverse effect on the results of operations or financial condition of the Company. Additional risk factors not presently known to the Company or that it currently deems immaterial may also impair the Company’s business or results of operations. The Company may disclose changes to such risk factors or disclose additional risk factors from time to time in future filings with the SEC.

Risks Related to the Company’s Business

Our current business plans require a significant amount of capital. If we are unable to obtain sufficient funding or do not have access to capital, we may not be able to execute our business plans and our prospects, financial condition and results of operations could be materially adversely affected.

We have experienced operating losses and expect to continue to incur operating losses as we implement our business plans. We anticipate making significant capital expenditures for the foreseeable future as we expand our business, including the development of new hospital facilities and acquisition of additional IPAs.

In addition to the net proceeds from this offering, we expect to continue to seek other sources of funding, including by offering additional equity, and/or equity-linked securities, through one or more credit facilities and potentially by offering debt securities, to finance a portion of our future expenditures.

The sale of additional equity or equity-linked securities could dilute our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our stockholders. Our ability to obtain the necessary additional financing to carry out our business plans or to refinance, if necessary, any outstanding debt when due is subject to a number of factors, including general market conditions and investor acceptance of our business model. These factors may make the timing, amount, terms and conditions of such financing not commercially viable or unavailable to us.

If we are unable to raise sufficient funds on favorable terms, we may have to significantly reduce our spending, delay or cancel our planned activities or substantially change our corporate structure. We may not be able to obtain any such funding or have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations and our business, financial condition and results of operation could be materially adversely affected.

We may decide to close underperforming hospitals which may result in a temporary decrease in overall revenues.

In the ordinary course of business, we continuously review the individual performance of each of our hospital facilities.  We have historically closed underperforming facilities, as disclosed under “Subsequent Events” in our Annual Report on Form 10-K for the year ended December 31, 2022, and in our most recent Quarterly Report on Form 10-Q for the period ended September 30, 2023. At this time, our board has not made any determinations with respect to potential additional hospital facilities closures, however, our commitment to providing high-quality healthcare services demands that we continually assess the performance of our hospitals.  In some instances, we may find it necessary to make the difficult decision to close underperforming facilities. This could be due to various factors such as declining patient admissions, increasing operational costs, or changes in healthcare regulations. The closure of any hospital within our portfolio carries inherent risks, including a potential negative impact on our overall revenues. The closure process may involve staff reallocation or severance, and asset dispositions, all of which can be complex and costly. Additionally, the closure of a hospital may temporarily disrupt patient referrals and relationships with healthcare providers in the affected region.

While we believe that such strategic decisions are essential for the long-term sustainability of our organization and the continued provision of high-quality care, there is a risk that the closure of underperforming hospitals could lead to a short-term decrease in our overall revenues. This revenue decline may occur due to the time it takes to execute the closure process as well as potential legal or regulatory challenges associated with hospital closures.

Investors should be aware that the closure of underperforming hospitals is part of our ongoing effort to optimize our operations and improve financial performance. While we intend to carefully plan and execute our closure strategies, there can be no assurance that such strategies will successfully offset the temporary revenue decrease resulting from hospital closures.

It is important for investors to consider this risk factor when assessing our financial performance and prospects. We encourage investors to review our financial disclosures and updates to stay informed about any significant developments related to hospital closures and their potential impact on our business.

Reimbursement for our medical services is subject to change, and the reimbursement that we receive for emergency services could be subject to a significant and sustained decline.

Because we provide emergency medicine services, we do not have extensive relationships with large commercial payors and are generally out-of-network. Although some licensed facilities are in-network with payors, the Company’s general payor contracting/government enrollment strategy is to remain out of network. Since we do not have any contractual arrangements with insurance companies, we cannot predict the timing and amount of the payments we ultimately receive for our services and estimates and assumptions, which are based on historical insurance payment amounts and timing.

In addition, as a result of the NSA becoming effective on January 1, 2022, and the implementation of related regulations, we experienced a significant decline in collections of patient claims for emergency services and have had only limited success at achieving collections at or higher than the established qualifying payment amount, which is the median in-network contracted rate for the same insurance market. Any sustained decline in the collections we receive for our emergency services could have a material adverse effect on our operations and financial performance and may negatively affect the trading value of our Common Stock.

Although we believe that the funds we raise in our recent offering will allow us to generate sufficient funds from operations, if that is not the case, we may have to raise additional capital which may not be available or may be too costly, which, if we cannot obtain, could keep us from executing our business strategy.

We expect that the funds we raise in this offering will allow us to maintain a positive cash flow. However, if that does not turn out to be the case, our capital requirements could be more than our operating income. We do not have sufficient cash to indefinitely sustain operating losses but believe the funds raised in this offering may help maintain a positive cash flow. Our potential profitability depends on our ability to collaborate with and expand the number of highly qualified physicians and other healthcare professionals and the demand for the services we provide. We may not operate on a profitable basis or believe that cash flow from operations will be enough to pay our operating costs. We anticipate that the funds raised in this offering will be sufficient to fund our planned growth for the year assuming we raise the minimum amount in this offering. Thereafter, if we do not achieve profitability, we will need to raise additional capital to finance our operations. We have no current or proposed financing plans or arrangements other than this offering. We could seek additional financing through debt or equity offerings. Additional financing may not be available to us, or, if available, may be on terms unacceptable or unfavorable to us. If we need and cannot raise additional funds, further development of our business, upgrades in our technology, or opening of additional facilities may be delayed or postponed indefinitely; if this happens, the value of your investment could decline or become worthless.

Recent healthcare regulations, and other changes in the healthcare industry and in healthcare spending may adversely affect our business, financial condition and results of operations.

The impact on us of recent healthcare regulations, related court challenges and uncertainties with respect to the implementation of court mandates related to the reimbursement process, other changes in the healthcare industry and in healthcare spending may adversely affect our business, financial condition and results of operations. Our revenue is dependent on healthcare spending, reimbursement regulations and policy.

On January 1, 2022, the No Surprises Act (“NSA”) and associated regulations became effective. As a result, during 2022, we experienced a significant decline in collections of patient claims for emergency services and have had only limited success at achieving collections at or higher than the established qualifying payment amount, which is the median in-network contracted rate for the same insurance market. While numerous legal challenges to the reimbursement related regulated regulations have recently resulted in favorable outcomes, we cannot predict whether the rules proposed by Department of Health and Human Services on October 27, 2023 will make the federal independent dispute resolution process more favorable to us. Any sustained decline in the reimbursements we receive for our emergency services could have a material adverse effect on our operations and financial performance and may negatively affect the trading value of our Common Stock.

In addition, the Affordable Care Act (“ACA”), which was enacted in 2010, made major changes in how healthcare is delivered and reimbursed, and it increased access to health insurance benefits to the uninsured and underinsured populations of the United States. Since its enactment, there have been judicial, executive and Congressional challenges to certain aspects of the ACA. On June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the ACA brought by several states without specifically ruling on the constitutionality of the ACA. Prior to the Supreme Court’s decision, President Biden issued an executive order initiating a special enrollment period from February 15, 2021 through August 15, 2021 for purposes of obtaining health insurance coverage through the ACA marketplace. The executive order also instructed certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare. It is unclear how other healthcare reform measures enacted by Congress or implemented by the Biden administration or other challenges to the ACA, if any, will impact the ACA or our business.

Other legislative changes have been proposed and adopted since the ACA was enacted. These changes include aggregate reductions to Medicare payments to providers of 2% per fiscal year, which began in 2013 and will remain in effect through 2030, with the exception of a temporary suspension from May 1, 2020 through December 31, 2021, unless additional Congressional action is taken. In January 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several types of providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. New laws may result in additional reductions in Medicare and other healthcare funding, which may materially adversely affect consumer demand and affordability for our products and services and, accordingly, the results of our financial operations. Additional changes that may affect our business include the expansion of new programs such as Medicare payment for performance initiatives for physicians under the Medicare Access and CHIP Reauthorization Act of 2015, which first affected physician payment in 2019. At this time, it is unclear how the introduction of the Medicare quality payment program will impact overall physician reimbursement.

Such changes in the regulatory environment may also result in changes to our payer mix that may affect our operations and revenue. In addition, certain provisions of the ACA authorize voluntary demonstration projects, which include the development of bundling payments for acute, inpatient hospital services, physician services and post-acute services for episodes of hospital care. Further, the ACA may adversely affect payors by increasing medical costs generally, which could have an effect on the industry and potentially impact our business and revenue as payors seek to offset these increases by reducing costs in other areas.

Uncertainty regarding future amendments to the ACA as well as new legislative proposals to reform healthcare and government insurance programs, along with the trend toward managed healthcare in the United States, could result in reduced demand and prices for our services. We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments and other third-party payers will pay for healthcare products and services, which could adversely affect our business, financial condition and results of operations.